Exhibit 99.1

Investors May Contact:
Keith R. Style
V.P.-Finance
(212) 885-2530
investor@asburyauto.com

Reporters May Contact:

Stephanie Lowenthal

RF|Binder Partners

(212) 994-7619

Stephanie.Lowenthal@RFBinder.com

Asbury Automotive Group Reports Third Quarter Financial Results

New York, NY, October 30, 2008 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the third quarter and nine months ended September 30, 2008.

Income from continuing operations for the third quarter was $7.1 million, or $0.22 per diluted share, compared to $19.3 million, or $0.58 per diluted share, a year ago. The results for the third quarter of 2008 included charges associated with terminating a prior credit facility, as well as charges incurred and a favorable tax adjustment related to the Company’s corporate restructuring. Collectively, these items reduced earnings by $0.03 per diluted share in this year’s third quarter. The quarterly results a year ago included a $0.01 per diluted share increase in the Company’s reserves for legal claims arising prior to 2003. Net income for the third quarter totaled $6.0 million, or $0.19 per diluted share, compared with $19.0 million, or $0.57 per diluted share, a year ago, including the non-core items discussed above.

For the first nine months of 2008, income from continuing operations was $29.9 million, or $0.93 per diluted share, compared with $42.7 million, or $1.27 per diluted share, in the corresponding period last year. Non-core items, as disclosed in the attached tables, reduced earnings by $0.07 per diluted share in the first nine months of 2008, and by $0.42 per diluted share in the nine-month period a year ago. Net income for the first nine months of 2008 totaled $27.4 million, or $0.85 per diluted share, compared with $40.0 million, or $1.19 per diluted share, a year ago, including the non-core items discussed above.

President and CEO Charles R. Oglesby said, “The headwinds facing Asbury and the auto retailing industry intensified during the third quarter, as consumer confidence sagged under the weight of further declines in the housing and equity markets. In addition, due to the unprecedented turmoil in the credit markets, many lenders – both captives and independents – significantly tightened their standards for automotive financing. Not surprisingly, our retail vehicle sales for the quarter were very soft, especially in our key Florida markets, and we were unable to reduce expenses quickly enough to prevent a significant decline in our bottom line.”

Mr. Oglesby continued, “We are making the difficult but necessary decisions to preserve capital, improve liquidity and reduce costs during these exceptionally challenging times. The Board of Directors has elected to suspend the dividend, effective immediately. In addition, we are dramatically reducing our capital expenditures, and will not consider any additional acquisitions until the financial and economic environment has improved significantly.”

Mr. Oglesby added, “We have substantially broadened the scope of our ongoing restructuring and cost-reduction programs. We are making progress with the move of Asbury’s headquarters from New York to Atlanta, and now expect our corporate restructuring program to produce annualized savings of approximately $4.5 million, up from our previous estimate of $3.5 million. We are consolidating our four regional organizations into two, which is expected to save $8 million annually. In total, we expect to incur $7.0 million in restructuring costs over the next six months associated with these programs. Finally, we are expanding our store-level productivity initiatives -- reducing personnel and advertising expenses, improving inventory management, and making selected technology investments to enhance our efficiency. Taken together, these restructuring and store-level programs are targeted to deliver annualized savings of $25 million by March of 2009.”

As announced last month, the Company’s new credit facilities have significantly enhanced its financial flexibility and expanded its borrowing capacity. These facilities, which include a $600 million new vehicle floor plan facility and a $200 million revolver, offer competitive borrowing rates and more favorable covenants compared to the Company’s prior credit facility. Furthermore, over the past week, the Company has secured over $100 million in additional inventory-based financing — $29 million in new floor plan financing and $75 million in used vehicle borrowing facilities.

The Company also announced that it was in compliance with all of its debt covenants as of September 30, 2008.

Mr. Oglesby concluded, “Clearly, there are many uncertainties facing the auto industry in the months ahead and, accordingly, we are not providing guidance for the remainder of 2008. However, we will continue to move aggressively to cut costs, generate cash and use our financial flexibility to manage through the current challenging retail environment.”

In connection with the corporate restructuring, the Company announced the appointment of Keith R. Style as Vice President of Finance, and the appointment of Bryan Hanlon as Controller and Chief Accounting Officer, effective November 1, 2008. In his new role, Mr. Hanlon will report to Mr. Style.

Asbury will host a conference call to discuss its third quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (866) 454-4208 (domestic), or (913) 312-0946 (international); passcode - 3769146. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 89 retail auto stores, encompassing 122 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, market conditions and projections regarding the Company’s financial position, results of operations, market position, estimated expenses and future cost savings resulting from the Company’s restructuring program and store-level productivity initiatives, our plans to reduce capital expenditures, future business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and the Company’s ability to execute its restructuring programs and other operational strategies. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company’s annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[Tables Follow]

Asbury Automotive Group, Inc.

Consolidated Statements of Income

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES:
New vehicle	$726.5	$882.7	$2,248.3	$2,578.2
Used vehicle	277.9	370.8	916.6	1,130.7
Parts and service	182.0	174.7	548.1	521.0
Finance and insurance, net	34.2	41.7	111.7	122.8

Total revenues	1,220.6	1,469.9	3,824.7	4,352.7

COST OF SALES:
New vehicle	676.9	819.1	2,097.9	2,394.1
Used vehicle	255.7	341.6	839.4	1,031.9
Parts and service	89.7	83.4	268.5	250.3

Total cost of sales	1,022.3	1,244.1	3,205.8	3,676.3

GROSS PROFIT	198.3	225.8	618.9	676.4

OPERATING EXPENSES:
Selling, general and administrative	162.2	173.5	498.5	515.2
Depreciation and amortization	6.5	5.3	17.7	15.9
Other operating (income) expense, net	(0.1)	(0.3)	1.6	2.2

Income from operations	29.7	47.3	101.1	143.1

OTHER INCOME (EXPENSE):
Floor plan interest expense	(7.5)	(10.4)	(24.6)	(32.5)
Other interest expense	(10.9)	(9.1)	(29.4)	(30.1)
Interest income	0.1	0.9	1.4	3.9
Loss on extinguishment of long-term debt	(1.7)	—	(1.7)	(18.5)

Total other expense, net	(20.0)	(18.6)	(54.3)	(77.2)

Income before income taxes	9.7	28.7	46.8	65.9

INCOME TAX EXPENSE	2.6	9.4	16.9	23.2

INCOME FROM CONTINUING OPERATIONS	7.1	19.3	29.9	42.7

DISCONTINUED OPERATIONS, net of tax	(1.1)	(0.3)	(2.5)	(2.7)

NET INCOME	$6.0	$19.0	$27.4	$40.0

EARNINGS PER COMMON SHARE:
Basic-
Continuing operations	$0.22	$0.59	$0.94	$1.30
Discontinued operations	(0.03)	(0.01)	(0.08)	(0.08)

Net income	$0.19	$0.58	$0.86	$1.22

Diluted-
Continuing operations	$0.22	$0.58	$0.93	$1.27
Discontinued operations	(0.03)	(0.01)	(0.08)	(0.08)

Net income	$0.19	$0.57	$0.85	$1.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	31.7	32.5	31.8	32.8

Diluted	32.1	33.2	32.3	33.7

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions, except per vehicle data)

(Unaudited)

	As Reported for the Three Months Ended September 30,		Increase
	2008	2007	(Decrease)	% Change
REVENUE:
New light vehicles	$675.3	$823.8	$(148.5)	(18)%
New heavy trucks	51.2	58.9	(7.7)	(13)%

Total new vehicle	726.5	882.7	(156.2)	(18)%
Used retail	213.5	278.0	(64.5)	(23)%
Used wholesale	64.4	92.8	(28.4)	(31)%

Total used vehicle	277.9	370.8	(92.9)	(25)%
Parts and service	182.0	174.7	7.3	4%
Finance and insurance, net	34.2	41.7	(7.5)	(18)%

Total revenue	$1,220.6	$1,469.9	$(249.3)	(17)%

GROSS PROFIT:
New light vehicles	$47.6	$61.4	$(13.8)	(22)%
New heavy trucks	2.0	2.2	(0.2)	(9)%

Total new vehicle	49.6	63.6	(14.0)	(22)%
Used retail	23.8	30.5	(6.7)	(22)%
Used wholesale	(1.6)	(1.3)	(0.3)	(23)%

Total used vehicle	22.2	29.2	(7.0)	(24)%
Parts and service	92.3	91.3	1.0	1%
Finance and insurance, net	34.2	41.7	(7.5)	(18)%

Total gross profit	$198.3	$225.8	$(27.5)	(12)%

VEHICLES SOLD:
New light retail vehicles	21,749	26,017	(4,268)	(16)%
New fleet vehicles	920	1,906	(986)	(52)%

Total light vehicles	22,669	27,923	(5,254)	(19)%
New heavy trucks	798	964	(166)	(17)%

Total new vehicle	23,467	28,887	(5,420)	(19)%

Used retail units	12,196	15,107	(2,911)	(19)%

REVENUE PER VEHICLE SOLD:
New light vehicles	$29,790	$29,503	$287	1%
New heavy trucks	64,160	61,100	3,060	5%
Used retail	17,506	18,402	(896)	(5)%

GROSS PROFIT PER VEHICLE SOLD:
New light vehicles	$2,100	$2,199	$(99)	(5)%
New heavy trucks	2,506	2,282	224	10%
Used retail	1,951	2,019	(68)	(3)%
Finance and insurance, net	959	948	11	1%

GROSS PROFIT MARGIN:
New light vehicles	7.0%	7.5%	(0.5)%	(7)%
New heavy trucks	3.9%	3.7%	0.2%	5%
Used retail	11.1%	11.0%	0.1%	1%
Parts and service	50.7%	52.3%	(1.6)%	(3)%
Total	16.2%	15.4%	0.8%	5%

REVENUE MIX PERCENTAGES:
New light vehicles	55.3%	56.0%
New heavy trucks	4.2%	4.0%
Used retail	17.5%	19.0%
Used wholesale	5.3%	6.3%
Parts and service	14.9%	11.9%
Finance and insurance, net	2.8%	2.8%

Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	24.0%	27.2%
New heavy trucks	1.0%	1.0%
Used retail	12.1%	13.5%
Used wholesale	(0.8)%	(0.6)%
Parts and service	46.5%	40.4%
Finance and insurance, net	17.2%	18.5%

Total gross profit	100.0%	100.0%

SG&A EXPENSE AS A PERCENTAGE OF GROSS PROFIT	81.8%	76.8%	5.0%	7%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions, except per vehicle data)

(Unaudited)

	Same Store for the Three Months Ended September 30,		Increase (Decrease)	% Change
	2008	2007
REVENUE:
New light vehicles	$639.3	$823.8	$(184.5)	(22)%
New heavy trucks	51.2	58.9	(7.7)	(13)%

Total new vehicle	690.5	882.7	(192.2)	(22)%
Used retail	204.6	278.0	(73.4)	(26)%
Used wholesale	60.4	92.8	(32.4)	(35)%

Total used vehicle	265.0	370.8	(105.8)	(29)%
Parts and service	174.3	174.7	(0.4)	—%
Finance and insurance, net	33.1	41.7	(8.6)	(21)%

Total revenue	$1,162.9	$1,469.9	$(307.0)	(21)%

GROSS PROFIT:
New light vehicles	$44.4	$61.4	$(17.0)	(28)%
New heavy trucks	2.0	2.2	(0.2)	(9)%

Total new vehicle	46.4	63.6	(17.2)	(27)%
Used retail	23.0	30.5	(7.5)	(25)%
Used wholesale	(1.5)	(1.3)	(0.2)	15%

Total used vehicle	21.5	29.2	(7.7)	(26)%
Parts and service	88.4	91.3	(2.9)	(3)%
Finance and insurance, net	33.1	41.7	(8.6)	(21)%

Total gross profit	$189.4	$225.8	$(36.4)	(16)%

VEHICLES SOLD:
New light retail vehicles	20,516	26,017	(5,501)	(21)%
New fleet vehicles	904	1,906	(1,002)	(53)%

Total light vehicles	21,420	27,923	(6,503)	(23)%
New heavy trucks	798	964	(166)	(17)%

Total new vehicle	22,218	28,887	(6,669)	(23)%

Used retail units	11,736	15,107	(3,371)	(22)%

REVENUE PER VEHICLE SOLD:
New light vehicles	$29,846	$29,503	$343	1%
New heavy trucks	64,160	61,100	3,060	5%
Used retail	17,434	18,402	(968)	(5)%

GROSS PROFIT PER VEHICLE SOLD:
New light vehicles	$2,073	$2,199	$(126)	(6)%
New heavy trucks	2,506	2,282	224	10%
Used retail	1,960	2,019	(59)	(3)%
Finance and insurance, net	975	948	27	3%

GROSS PROFIT MARGIN:
New light vehicles	6.9%	7.5%	(0.6)%	(8)%
New heavy trucks	3.9%	3.7%	0.2%	5%
Used retail	11.2%	11.0%	0.2%	2%
Parts and service	50.7%	52.3%	(1.6)%	(3)%
Total	16.3%	15.4%	0.9%	6%

REVENUE MIX PERCENTAGES:
New light vehicles	55.0%	56.0%
New heavy trucks	4.4%	4.0%
Used retail	17.6%	19.0%
Used wholesale	5.2%	6.3%
Parts and service	15.0%	11.9%
Finance and insurance, net	2.8%	2.8%

Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	23.4%	27.2%
New heavy trucks	1.1%	1.0%
Used retail	12.1%	13.5%
Used wholesale	(0.8)%	(0.6)%
Parts and service	46.7%	40.4%
Finance and insurance, net	17.5%	18.5%

Total gross profit	100.0%	100.0%

SG&A EXPENSE AS A PERCENTAGE OF GROSS PROFIT	82.0%	76.8%	5.2%	7%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions, except per vehicle data)

(Unaudited)

	As Reported for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2008	2007
REVENUE:
New light vehicles	$2,112.9	$2,403.6	$(290.7)	(12)%
New heavy trucks	135.4	174.6	(39.2)	(22)%

Total new vehicle	2,248.3	2,578.2	(329.9)	(13)%
Used retail	709.0	864.2	(155.2)	(18)%
Used wholesale	207.6	266.5	(58.9)	(22)%

Total used vehicle	916.6	1,130.7	(214.1)	(19)%
Parts and service	548.1	521.0	27.1	5%
Finance and insurance, net	111.7	122.8	(11.1)	(9)%

Total revenue	$3,824.7	$4,352.7	$(528.0)	(12)%

GROSS PROFIT:
New light vehicles	$144.7	$176.1	$(31.4)	(18)%
New heavy trucks	5.7	8.0	(2.3)	(29)%

Total new vehicle	150.4	184.1	(33.7)	(18)%
Used retail	79.9	99.8	(19.9)	(20)%
Used wholesale	(2.7)	(1.0)	(1.7)	170%

Total used vehicle	77.2	98.8	(21.6)	(22)%
Parts and service	279.6	270.7	8.9	3%
Finance and insurance, net	111.7	122.8	(11.1)	(9)%

Total gross profit	$618.9	$676.4	$(57.5)	(9)%

VEHICLES SOLD:
New light retail vehicles	67,996	74,895	(6,899)	(9)%
New fleet vehicles	3,513	6,318	(2,805)	(44)%

Total light vehicles	71,509	81,213	(9,704)	(12)%
New heavy trucks	2,103	2,956	(853)	(29)%

Total new vehicle	73,612	84,169	(10,557)	(13)%

Used retail units	39,812	47,423	(7,611)	(16)%

REVENUE PER VEHICLE SOLD:
New light vehicles	$29,547	$29,596	$(49)	—%
New heavy trucks	64,384	59,066	5,318	9%
Used retail	17,809	18,223	(414)	(2)%

GROSS PROFIT PER VEHICLE SOLD:
New light vehicles	$2,024	$2,168	$(144)	(7)%
New heavy trucks	2,710	2,706	4	—%
Used retail	2,007	2,104	(97)	(5)%
Finance and insurance, net	985	933	52	6%

GROSS PROFIT MARGIN:
New light vehicles	6.8%	7.3%	(0.5)%	(7)%
New heavy trucks	4.2%	4.6%	(0.4)%	(9)%
Used retail	11.3%	11.5%	(0.2)%	(2)%
Parts and service	51.0%	52.0%	(1.0)%	(2)%
Total	16.2%	15.5%	0.7%	5%

REVENUE MIX PERCENTAGES:
New light vehicles	55.2%	55.2%
New heavy trucks	3.5%	4.0%
Used retail	18.7%	19.9%
Used wholesale	5.4%	6.1%
Parts and service	14.3%	12.0%
Finance and insurance, net	2.9%	2.8%

Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	23.4%	26.0%
New heavy trucks	0.9%	1.2%
Used retail	12.9%	14.7%
Used wholesale	(0.4)%	(0.1)%
Parts and service	45.2%	40.0%
Finance and insurance, net	18.0%	18.2%

Total gross profit	100.0%	100.0%

SG&A EXPENSE AS A PERCENTAGE OF GROSS PROFIT	80.5%	76.2%	4.3%	6%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions, except per vehicle data)

(Unaudited)

	Same Store for the Nine Months Ended September 30,		Increase
	2008	2007	(Decrease)	% Change
REVENUE:
New light vehicles	$1,990.1	$2,403.6	$(413.5)	(17)%
New heavy trucks	135.4	174.6	(39.2)	(22)%

Total new vehicle	2,125.5	2,578.2	(452.7)	(18)%
Used retail	679.3	864.2	(184.9)	(21)%
Used wholesale	195.5	266.5	(71.0)	(27)%

Total used vehicle	874.8	1,130.7	(255.9)	(23)%
Parts and service	523.4	521.0	2.4	—%
Finance and insurance, net	107.9	122.8	(14.9)	(12)%

Total revenue	$3,631.6	$4,352.7	$(721.1)	(17)%

GROSS PROFIT:
New light vehicles	$134.8	$176.1	$(41.3)	(23)%
New heavy trucks	5.7	8.0	(2.3)	(29)%

Total new vehicle	140.5	184.1	(43.6)	(24)%
Used retail	76.9	99.8	(22.9)	(23)%
Used wholesale	(2.6)	(1.0)	(1.6)	160%

Total used vehicle	74.3	98.8	(24.5)	(25)%
Parts and service	266.8	270.7	(3.9)	(1)%
Finance and insurance, net	107.9	122.8	(14.9)	(12)%

Total gross profit	$589.5	$676.4	$(86.9)	(13)%

VEHICLES SOLD:
New light retail vehicles	63,993	74,895	(10,902)	(15)%
New fleet vehicles	3,414	6,318	(2,904)	(46)%

Total light vehicles	67,407	81,213	(13,806)	(17)%
New heavy trucks	2,103	2,956	(853)	(29)%

Total new vehicle	69,510	84,169	(14,659)	(17)%

Used retail units	38,254	47,423	(9,169)	(19)%

REVENUE PER VEHICLE SOLD:
New light vehicles	$29,524	$29,596	$(72)	—%
New heavy trucks	64,384	59,066	5,318	9%
Used retail	17,758	18,223	(465)	(3)%

GROSS PROFIT PER VEHICLE SOLD:
New light vehicles	$2,000	$2,168	$(168)	(8)%
New heavy trucks	2,710	2,706	4	—%
Used retail	2,010	2,104	(94)	(4)%
Finance and insurance, net	1,001	933	68	7%

GROSS PROFIT MARGIN:
New light vehicles	6.8%	7.3%	(0.5)%	(7)%
New heavy trucks	4.2%	4.6%	(0.4)%	(9)%
Used retail	11.3%	11.5%	(0.2)%	(2)%
Parts and service	51.0%	52.0%	(1.0)%	(2)%
Total	16.2%	15.5%	0.7%	5%

REVENUE MIX PERCENTAGES:
New light vehicles	54.8%	55.2%
New heavy trucks	3.7%	4.0%
Used retail	18.7%	19.9%
Used wholesale	5.4%	6.1%
Parts and service	14.4%	12.0%
Finance and insurance, net	3.0%	2.8%

Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	22.9%	26.0%
New heavy trucks	1.0%	1.2%
Used retail	12.9%	14.7%
Used wholesale	(0.4)%	(0.1)%
Parts and service	45.3%	40.0%
Finance and insurance, net	18.3%	18.2%

Total gross profit	100.0%	100.0%

SG&A EXPENSE AS A PERCENTAGE OF GROSS PROFIT	80.9%	76.2%	4.7%	6%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in millions)

(Unaudited)

	September 30, 2008	December 31, 2007	Increase (Decrease)	% Change
BALANCE SHEET DATA
Cash and cash equivalents	$21.4	$53.4	$(32.0)	(59.9)%
New vehicle inventory	564.1	622.6	(58.5)	(9.4)%
Used vehicle inventory	84.7	101.1	(16.4)	(16.2)%
Parts inventory	48.0	46.2	1.8	3.9%
Total current assets	979.4	1,192.4	(213.0)	(17.9)%
Floor plan notes payable	563.2	673.9	(110.7)	(16.4)%
Revolving credit facility	40.0	—	40.0	NM
Total current liabilities	775.3	871.7	(96.4)	(11.1)%

CAPITALIZATION
Long-term debt (including current portion)	$657.4	$475.6	$181.8	38.2%
Shareholders’ equity	590.9	584.2	6.7	1.1%

Total	$1,248.3	$1,059.8	188.5	17.8%

	For the Nine Months Ended September 30,
	2008	2007
BRAND MIX – NEW LIGHT VEHICLE UNITS
Luxury:
BMW	5%	4%
Mercedes-Benz	4%	4%
Lexus	4%	4%
Acura	4%	4%
Infinity	3%	3%
Other Luxury	3%	3%

Total Luxury	23%	22%

Mid-Line Imports:
Honda	31%	29%
Toyota	11%	10%
Nissan	15%	16%
Other imports	3%	1%

Total Imports	60%	56%

Mid-Line Domestic:
Ford	7%	8%
Chevrolet	5%	8%
Other domestic	4%	3%

Total Domestic	16%	19%

Value	1%	2%

Total Light Vehicles	100%	100%

	September 30, 2008	December 31, 2007	September 30, 2007
DSI - NEW LIGHT VEHICLE(1)(2)	82	69	65
DSI - USED LIGHT VEHICLE(1)	44	45	50

(1)	Calculated using trailing 30 day cost of sales
(2)	Includes fleet

Asbury Automotive Group, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

(Dollars in millions, except per share data)

(Unaudited)

Our income from continuing operations during 2008 and 2007 included certain non-core items including (i) income related to the reversal of certain deferred tax valuation allowances, (ii) restructuring costs associated with the relocation of our corporate offices and the reorganization of our retail network, (iii) a loss on extinguishment of long-term debt, (iv) costs associated with the implementation of a new dealer management system, (v) executive separation benefits expense associated with our former CEO and CFO, (vi) expenses associated with secondary offerings for which we received no proceeds and (vii) legal settlements expense associated with cases pending prior to 2003.

	As Reported for the Three Months Ended September 30,
	2008	2007
Non-core items – (income) expense
Reversal of deferred tax valuation allowances	$(1.1)	$—
Restructuring costs, net of tax	0.9	—
Loss on extinguishment of long-term debt, net of tax	1.0	—
Dealer management system implementation costs, net of tax	0.1	—
Legal settlements expense, net of tax	—	0.2

Total	$0.9	$0.2

Non-core items per dilutive share	$0.03	$0.01

Weighted average common shares outstanding (diluted)	32.1	33.2

	As Reported for the Nine Months Ended September 30,
	2008	2007
Non-core items – (income) expense
Reversal of deferred tax valuation allowances	$(1.1)	$—
Executive separation benefits expense, net of tax	1.0	1.9
Restructuring costs, net of tax	1.0	—
Loss on extinguishment of long-term debt, net of tax	1.0	11.6
Dealer management system implementation costs, net of tax	0.5	—
Secondary offering expenses*	—	0 3
Legal settlements expense, net of tax	—	0.4

Total	$2.4	$14.2

Non-core items per dilutive share	$0.07	$0.42

Weighted average common shares outstanding (diluted)	32.3	33.7

*	Secondary offering expenses are not deductible for tax purposes; therefore, no tax benefit has been reflected.

Asbury Automotive Group, Inc.

Summary of Debt Covenants

As of and for the Period Ended September 30, 2008

(Dollars in millions, except per vehicle data)

(Unaudited)

		Wachovia Mortgages	BofA Credit Facility
Senior Leverage Ratio must be < 3.00
SECURED DEBT (numerator)
+	Mortgage notes payable (including mortgages associated with assets held for sale)		$183.7
+	Borrowings under Revolving Credit Facility		40.0
+	Direct reimbursement obligations under letters of credit		7.3
+	Capital lease obligations		2.8
+	Interest rate SWAP obligations		1.3
+	Other indebtedness		1.1

=	TOTAL SECURED DEBT (ex floorplan)		$236.2

EBITDA (denominator)
+	Income from continuing operations - trailing 12 months (“T12”)		$41.4
+	Add back Total interest expense (ex floorplan interest) - T12		38.6
+	Add back Income tax expense - T12		24.2
+	Add back Depreciation & amortization - T12		23.3
+	Add back Other non-cash charges - T12		4.8

=	CONSOLIDATED EBITDA		132.3
+	Add back Pro forma acquisitions EBITDA (as defined)		0.8
+	Add back Pro forma rent savings (as defined)		10.7

=	CONSOLIDATED PROFORMA EBITDA		$143.8

SENIOR LEVERAGE RATIO			1.64

Total Leverage Ratio must be < 5.00
TOTAL DEBT (numerator)
+	8.0% Sr. Subordinated Notes (face value outstanding)	$179.4	$179.4
+	7.625% Sr. Subordinated Notes	150.0	150.0
+	3.0% Convertible Notes	115.0	115.0
+	Mortgage notes payable (including mortgages associated with assets held for sale)	183.7	183.7
+	Borrowings under Revolving Credit Facility	40.0	40.0
+	Direct reimbursement obligations under letters of credit	7.3	7.3
+	Capital lease obligations	2.8	2.8
+	Interest rate SWAP obligations	1.3	1.3
+	Other indebtedness (as defined)	3.2	1.1

=	TOTAL DEBT (ex Floorplan)	$682.7	$680.6

EBITDA (denominator)
+	Income from continuing operations - trailing 12 months (“T12”)	$41.4	$41.4
+	Add back Total interest expense (ex floorplan) - T12	38.6	38.6
+	Add back Income tax expense - T12	24.2	24.2
+	Add back Depreciation & amortization - T12	23.3	23.3
+	Add back Other non-cash charges - T12	13.0	4.8
+	Add back Non-recurring items - T12	2.9	—

=	CONSOLIDATED EBITDA	143.4	132.3
+	Add back Pro forma acquisitions EBITDA (as defined)	0.8	0.8
+	Add back Pro forma rent savings (as defined)	—	10.7

=	CONSOLIDATED PROFORMA EBITDA	$144.2	$143.8

TOTAL LEVERAGE RATIO		4.73	4.73

Fixed Charge Coverage Ratio must be > 1.2

EBITDAR (numerator)
+	Pre-tax Income from continuing operations - trailing 12 months (“T12”)	$41.4	$41.4
+	Add back Total interest expense (ex floorplan) - T12	38.6	38.6
+	Add back Income tax expense - T12	24.2	24.2
+	Add back Depreciation & amortization - T12	23.3	23.3
+	Add back Other non-cash charges - T12 (as defined)	13.0	4.8
+	Add back Non-recurring items - T12 (as defined)	2.9	—

=	CONSOLIDATED EBITDA	143.4	132.3
+	PLUS Required principal payments - T12	54.7	54.7
-	LESS Capital expenditures (as defined)	(17.8)	(13.4)

=	TOTAL EARNINGS AVAILABLE FOR FIXED CHARGES	$180.3	$173.6

FIXED CHARGES (denominator)
+	Total interest expense (ex Floorplan Interest) - T12	$38.6	$38.6
+	PLUS Required principal payments - T12	3.5	3.5
+	PLUS Rental expense - T12	54.7	54.7
-	LESS Pro forma rent savings (as defined)	—	(10.7)
+	PLUS Cash paid for taxes - T12	10.2	10.2

=	TOTAL FIXED CHARGES	$107.0	$96.3

FIXED CHARGE COVERAGE RATIO		1.69	1.80

Current Ratio must be > 1.2
Total current assets (numerator)
+	Total current assets	$979.4	$979.4
+	PLUS Available unused commitments under Revolving Credit Facility	121.3	121.3

=	TOTAL CURRENT ASSETS	$1,100.7	$1,100.7

Total current liabilities (denominator)
+	Total current liabilities	775.3	775.3
-	LESS Debt balloon payments due within 6-12 months	—	—

=	TOTAL CURRENT LIABILITIES	$775.3	$775.3

CURRENT RATIO		1.42	1.42

Adjusted Net Worth must be > $350 million
	Stockholders’ equity	$590.9
-	LESS 50% of net income subsequent to March 31, 2008	(8.4)
-	LESS Proceeds from stock option exercises subsequent to March 31, 2008	(0.1)

=	ADJUSTED NET WORTH	$582.4